UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2015, Scott Anderson, interim Chief Operating Officer of Colt Defense LLC, a Delaware limited liability company (individually, “Colt” and, collectively with its subsidiaries, the “Company”), resigned from his position as interim Chief Operating Officer of the Company.  Mr. Anderson has agreed to continue to provide services to the Company through July 3, 2015.  In exchange for providing such services, the Company has agreed to a continuation of Mr. Anderson’s salary at the rate of 50% of Mr. Anderson’s current base salary through July 3, 2015.

On June 1, 2015, Ronald Belcourt and Jeff Masciadrelli will assume Mr. Anderson’s responsibilities in their capacities as Senior Vice President of Operations—Manufacturing and Continuous Improvement and Senior Vice President of Operations—Supply Chain, Quality and Technical Support, respectively.   Mr. Belcourt and Mr. Masciadrelli will both report directly to Dennis Veilleux, the Chief Executive Officer of the Company.

Mr. Belcourt, age 45, has been Senior Vice President of Operations of Colt’s Manufacturing Company LLC, a subsidiary of Colt, responsible for all handgun, rifle and machine gun productions, continuous improvement and quality systems since November 2013.  Mr. Belcourt joined the Company in June 2013 as Vice President of Operations of Colt.  Prior to joining the Company, he was Vice President of Operations for Lyman Products Corporation, which develops tools for shooters and re-loaders, from January 2012 to June 2013, Continuous Improvement Engineer for Lee Company, from April 2011 to January 2012 and Plant Manager and Continuous Improvement Manager for Marlin Firearms Co, which manufactures high power, center fire, lever action, bolt-action, and .22 caliber rimfire rifle, from November 1995 to April 2011.  Mr. Belcourt attended Wentworth Institute of Technology where he earned a B.S. in Manufacturing Engineering Technology and Rensselaer Polytechnic Institute where he earned a M.B.A.

Mr. Belcourt has served the Company pursuant to an employment offer letter, dated May 8, 2013 (“Belcourt Offer Letter”), under which his annual base salary is $225,000 and he was granted an option to acquire 400 non-voting common units of Colt at a strike price of approximately $289.  These options began to vest in equal installments over a three-year period, which commenced on May 8, 2013.  Pursuant to the Belcourt Offer Letter, in the event the Company terminates Mr. Belcourt for any reason other than for cause, the Company will pay Mr. Belcourt severance pay equal to nine months base salary as of the date his employment terminates, payable on a monthly basis while he is unemployed and actively searching for work; provided that as a condition of receiving such benefit, Mr. Belcourt agrees to certain non-compete, non-disparagement and non-solicitation and confidentiality restrictions.

Mr. Masciadrelli, age 55, will join the Company on June 1, 2015.  Prior to joining the Company, Mr. Masciadrelli was Vice President of Operational Excellence for The Newark Group, which produces recycled paperboard, from January 2012 and Director of Enterprise Lean Sigma for Avery Dennison Corp., which develops labeling and packaging materials, from April 2001 to January 2012  Mr. Masciadrelli attended University of Massachusetts Amherst where he earned a B.A. in Operations Management.

The terms of Mr. Masciadrelli’s employment are outlined in an employment offer letter between the Company and Mr. Masciadrelli, executed on May 13, 2015 (the “Masciadrelli Offer Letter”).  Under the Masciadrelli Offer Letter, Mr. Masciadrelli will receive an annual base salary of $230,000 and an opportunity to earn a discretionary performance bonus opportunity of up to 25% of his base salary. Pursuant to the Masciadrelli Offer Letter, in the event the Company terminates Mr. Masciadrelli for any reason other than for cause, the Company will pay Mr. Masciadrelli severance pay equal to six months base salary as of the date his employment terminates, payable on a monthly basis while he is unemployed and actively searching for work; provided that as a condition of receiving such benefit, Mr. Masciadrelli agrees to certain non-compete, non-disparagement and non-solicitation and confidentiality restrictions.

There was no arrangement or understanding between Mr. Belcourt or Mr. Masciadrelli and any other person pursuant to which they were appointed Senior Vice President of Operations—Manufacturing and Continuous Improvement and Senior Vice President of Operations—Supply Chain, Quality and Technical Support, respectively.  There are no family relationships between Mr. Belcourt and Mr. Masciadrelli and any members of the governing entity or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description of the Belcourt Offer Letter and the Masciadrelli Offer Letter is not complete and is qualified in its entirety by reference to the agreements thereof, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01.                                        Other Events.

The Company has entered into the permitted grace period with respect to a $10.9 million interest payment due under the Indenture, dated as of November 10, 2009 (as supplemented by the supplemental indenture, dated as of June 19, 2013 and the supplemental indenture, dated as of July 12, 2013, the “Indenture”), by and among Colt, Colt Finance Corp., the subsidiary guarantors party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as indenture trustee (the “Trustee”), which governs its outstanding 8.75% Senior Notes due 2017 (the “Senior Notes”).

The interest payment was due May 15, 2015; however, under the terms of the Indenture, the failure to make such payment does not become an event of default for 30 days after the scheduled due date.  If the Company does not make the interest payment on or before June 14, 2015, however, the Trustee or holders of at least 25% of the outstanding principal amount of the Senior Notes would be permitted to accelerate the payment of principal and accrued but unpaid interest on the outstanding Senior Notes to become immediately due and payable by providing notice of such acceleration. The Company believes it is in the best interests of its stakeholders to actively address the Company’s capital structure and has commenced discussions with an ad hoc group of holders of the Senior Notes.  The Company hopes that such discussions will result in a consensual restructuring transaction.

Item 9.01.                                        Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1+	Employment Offer Letter, dated as of May 8, 2013, between the Company and Ronald Belcourt
10.2+	Employment Offer Letter, executed on May 13, 2015, between the Company and Jeff Masciadrelli

+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: May 18, 2015